Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Emerging Markets Equity Central Fund	Equity	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	High Income	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund	High Income	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity Real Estate Equity Central Fund	Equity	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	High Income	03/01/2024
Fidelity Central Investment Portfolios LLC	Fidelity U.S. Equity Central Fund	Equity	03/01/2024

Fidelity Management & Research Company LLC	FMR Investment Management (UK) Limited
By: /s/Christopher J. Rimmer	By: /s/Mark D. Flaherty
Name: Christopher J. Rimmer	Name: Mark D. Flaherty
Title: Treasurer	Title: Director

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